Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2022 relating to the financial statements of Apartment Income REIT Corp. and the effectiveness of Apartment Income REIT Corp.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Apartment Income REIT Corp. and Apartment Income REIT, L.P. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Denver, Colorado

January 31, 2023